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                                                                     EXHIBIT 3.2
                        PUERTO RICAN CEMENT COMPANY, INC.

                                  B Y - L A W S

                                   I. OFFICES

      1. The principal office of the Corporation in the Commonwealth of Puerto Rico is located at Amelia Industrial Park, Guaynabo, Puerto Rico.

      2. The Corporation may also have such other offices at such other places, either within or without the Commonwealth of Puerto Rico, as the Board of Directors may from time to time determine or the business of the corporation may require.

                           II. STOCKHOLDERS' MEETINGS

      1. All meetings of the stockholders for the election of directors shall be held at the office of the corporation, Amelia Industrial Park, Guaynabo, Puerto Rico, or at such other place in said city as may be fixed by the Board of Directors.

      2. The annual meeting of stockholders, commencing with the year 1979, shall be held on the first Wednesday in May in each year, if not a legal holiday, and if a legal holiday, then on the first business day following that is not a legal holiday, at 10:00 o'clock A.M., at which meeting the stockholders shall elect a Board of Directors, and transact such other business as may be properly brought before the meeting.

      3. Annual Meetings. A proposal from a stockholder of the Corporation to be presented at an annual meeting must be received by the Secretary of the Corporation at its principal executive offices not less than 120 days in advance of the date the proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous years' proxy statement, a proposal shall so be received by the Corporation a reasonable time before the solicitation is made.

      In the case of such a proposal that includes nominations for election to the Board of Directors, the notice must include, as to each nominee, the information required to be included in a proxy statement under the Securities and Exchange Commission's proxy rules, as in effect from time to time. Proposals must be sent by registered mail return receipt requested.

      4. Written notice of the annual meeting shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, at least ten days prior to the meeting.

      5. At least ten days before every election of directors, a complete list of the stockholders entitled to vote as said election, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary. Such list shall be open during the usual hours of business at the place where the election is to be held for said ten days, to the examination of any stockholders, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

      6. Special meeting of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board of Directors, the Vice-Chairman of the Board of Director or the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.


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      7. Written notice of a special meeting of stockholders stating the time and place and object thereof, shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, at least ten days before such meeting.

      8. Business transacted at all special meetings shall be confined to the objects stated in the call.

      9. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting of which the notice was given originally.

      10. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation or of these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

      11. At any meeting of the stockholders each stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than one year prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation, and except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election of directors which shall have been transferred on the books of the Corporation within twenty days next preceding such election of directors.

      12. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

                                 III. DIRECTORS

      1. The number of directors which will constitute the board shall be sixteen (16). The number of directors may be changed from time to time by affirmative vote of a majority of the Board of Directors within the limits provided by the Certificate of Incorporation, but no such change shall affect the term of any director then in office. The Board of Directors shall from time to time make such determinations pursuant to this section as shall be necessary or appropriate in order to ensure that, under any circumstances, the holders of capital stock of any class or series of capital stock having voting rights established under Article FIFTH, Section 1 of the Certificate of Incorporation shall be able, after giving effect to all applicable provisions of the Certificate of Incorporation and of these By-Laws, duly and effectively to exercise any special right conferred upon them by the Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant thereto to elect directors of the Corporation. Except as otherwise provided by law or in the Certificate of Incorporation or any resolution or resolutions of the Board of Directors thereto, the term of office of each director heretofore or hereafter elected shall be from time of his election and qualification until the third annual meeting next following his election and until his successor shall have been duly elected and shall have qualified.

      2. The directors may hold their meetings and keep the books of the Corporation, except the original or duplicate stock ledger, outside the Commonwealth of Puerto Rico at such places as they may from time to time determine.


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      3. If any vacancies occur in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any directors or otherwise, or any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, may choose a successor or successors, or fill the newly created directorship, and the directors so chosen shall hold office until the next annual election of directors and until their successors shall be elected and qualified, unless sooner displaced in accordance with the terms of these By-Laws, the Certificate of Incorporation and applicable law.

                             IV. EXECUTIVE COMMITTEE

      1. The Board of Directors of the Corporation may, by resolution passed by a majority of the whole Board, appoint an Executive Committee of three or more members, to serve during the pleasure of the Board to consist of such directors as the Board of Directors of the Corporation may from time to time designate. The Chairman of the Board shall be Chairman of the Executive Committee.

      2. Meetings of the Executive Committee may be held from time to time as called by the Chairman of the Executive Committee or by any two members thereof by notice to the other members. Notice of such meeting shall be given by oral, telegraphic or written notice not less than twenty-four (24) hours before such meeting. The presence of three members of the Executive Committee, one of whom shall be Chairman of the Executive Committee, shall be requisite and shall constitute a quorum for the transaction of business.

      3. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all the powers of the Board of Directors of the Corporation (other than the power to remove or elect officers) in the management and direction of the business, affairs and properties of the corporation and all action by the Executive Committee shall be deemed to be the action of the Board of Directors of the Corporation.

      4. The Executive Committee shall keep regular minutes of its proceedings, and action by the Executive Committee shall be reported to the Board of Directors of the Corporation from time to time at the request of the Board.

                              V. FINANCE COMMITTEE

      1. The Board of Directors may, by resolution passed by a majority of the whole Board, appoint a Finance Committee of three or more members, to serve during the pleasure of the Board, to consist of such directors as the Board of Directors may from time to time designate.

      2. Regular meetings of the Finance Committee shall be held monthly and special meetings may be held from time to time as called by the Chairman of the Finance Committee or any two members thereof by notice to the other members of the Finance Committee. Notice of such meetings shall be given by oral, telegraphic or written notice not less than 24 hours before such meeting. The presence of a majority of the total number of members of the Finance Committee shall be requisite and shall constitute a quorum for the transaction of business.

      3. The Finance Committee, subject to any limitations prescribed by the Board of Directors, shall have charge of all financial and accounting affairs of the Corporation, including budgetary, accounting, statistical methods and extensions of credit. It shall also make recommendations to the board of Directors with respect to: dividend and financing policies; financial policy regarding annual budgets for expenditures for physical assets and other expenditures for physical assets of unusual import; and such other financial matters as may be assigned from time to time by the Board of Directors.

      4. The Finance Committee shall keep regular minutes of its proceedings, and action taken by the Finance Committee shall be reported to the Board of Directors of the Corporation from time to time at the request of the Board.



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                              VI. AUDIT COMMITTEE


      1. The Board of Directors may, by resolution passed by a majority of the whole Board, appoint an Audit Committee of three or more members, to serve during the pleasure of the Board to consist of such outside directors as the Board may from time to time designate.

      2. The Audit Committee shall establish a meeting schedule and procedures for the fulfillment of its functions. Meetings may be called by the Chairman of the Audit Committee or any two members thereof by notice to the other members of the Committee. Notice of such meetings shall be given by oral, facsimile, or written notice not less than 24 hours before such meeting. The presence of a majority of the total number of members of the Audit Committee shall be requisite and shall constitute a quorum for the transaction of business.

      3. The Audit Committee, subject to any limitations prescribed by the Board of Directors, shall have charge of all audit functions of the Corporation, including review of the Corporation's principal policies for internal control and financial reporting and, in coordination with the independent auditors, review with management any significant changes in the accounting policies and reporting standards applicable to the preparation of the Corporation's annual financial statements and the effect such changes in accounting policies and reporting standards shall have upon the Corporation's accounting policies and financial reports.

      4. The Audit Committee shall keep regular minutes of its proceedings, an action taken by the Audit Committee shall be reported to the Board of Directors of the Corporation from time to time at the request of the Board.

                           VII. COMPENSATION COMMITTEE

      1. The Board of Directors may, by resolution passed by a majority of the whole Board, appoint a Compensation Committee of three or more members, to serve during the pleasure of the Board, to consist of such directors as the Board of Directors may from time to time designate.

      2. Meetings of the Compensation Committee may be held from time to time as called by the Chairman of the Compensation Committee or by any two members thereof by notice to the other members. Notice of such meeting shall be given by oral, facsimile or written notice not less than 24 hours before such meeting. The presence of a majority of the total number of members of the Compensation Committee shall be requisite and shall constitute quorum for the transaction of business.

      3. The Compensation Committee, subject to any limitations prescribed by the Board of Directors, shall establish and periodically review policies for the compensation of directors and officers and shall make recommendations to the Board regarding levels and form of compensation to said directors and officers.

      4. The Compensation Committee shall review management's recommendations regarding compensation to all other salaried employees.

      5. The Compensation Committee shall keep regular minutes of its proceedings, and action taken by the Committee shall be reported to the Board of Directors from time to time at the request of the Board.

                          VIII. PENSION PLAN COMMITTEE

      1. The Board of Directors may, by resolution passed by a majority of the whole Board, appoint a Pension Plan Committee of three or more members, to serve during the pleasure of the Board, to consist of such directors as the Board of Directors may from time to time designate.

      2. Meetings of the Pension Plan Committee may be held from time to time as called by the Chairman of the Pension Plan Committee or by any two members thereof by notice to the other members. Notice of such meeting shall be given by oral, facsimile or written notice not less than 24 hours before such meeting,. The presence of a majority of the total number of members of the Pension Plan Committee shall be requisite and shall constitute quorum for the transaction of business.


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      3. The Pension Plan Committee, subject to any limitations prescribed by the Board of Directors, shall establish and periodically review actuarial policies and objectives of the pension plan, review the investment performance, management's administration of the pension plan and the Company's compliance with laws and regulations governing the pension plan.

      4. The Pension Plan Committee shall keep regular minutes of its proceedings, and action by the Committee shall be reported to the Board of Directors from time to time at the request of the Board.

      5. The Secretary of the Corporation shall act as Secretary of the Pension Plan Committee.

                            IX. NOMINATING COMMITTEE

      1. The Board of Directors may, by resolution passed by a majority of the whole Board, appoint a Nominating Committee of three or more members, to serve during the pleasure of the Board, to consist of such directors as the Board of Directors may from time to time designate.

      2. Meetings of the Nominating Committee may be held from time to time as called by the Chairman of the nominating Committee or by any two members thereof by notice to the other members. Notice of such meeting shall be given by oral, facsimile or written notice not less than 24 hours before such meeting. The presence of a majority of the total number of members of the Nominating Committee shall be requisite and shall constitute quorum for the transaction of business.

      3. The Nominating Committee, subject to any limitations prescribed by the Board of Directors shall make recommendations on nominees for election as directors and shall recommend to the Board criteria for Board membership, review qualifications of incumbent directors in determining whether to recommend them for reelection for the Board and recommend to the Board the removal of a director where appropriate.

      4. The Nominating Committee shall also review external developments in corporate governance matters and recommend action to the Board where appropriate.

      5. The Nominating Committee shall keep regular minutes of its proceedings, and action taken by the Nominating Committee shall be reported to the Board of Directors of the Corporation from time to time at the request of the Board.

                      X. ADDITIONAL COMMITTEES OF DIRECTORS

      1. The Board of Directors may, by resolution or resolutions passed by majority of the whole Board designate one or more committees in addition to the Executive, Finance, Audit, Compensation, Pension Plan, and Nominating Committees as herein provided, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors (other than the power to remove or elect officers) in the management and direction of the business, affairs and properties of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

      2. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

                          XI. COMPENSATION OF DIRECTORS

      1. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed


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sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

      2. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                           XII. MEETINGS OF THE BOARD

      1. Immediately following each annual meeting of stockholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business and no notice of such meeting shall be necessary to the newly elected directors in order to legally to constitute the meeting provided a quorum shall be present, or they may meet at such place and time as shall be fixed by consent in writing of all the directors.

      2. Regular meetings of the Board of Directors shall also be held without notice at the principal office of the Corporation on the fourth Wednesday of each month, if such day is not a legal holiday; otherwise, on the next business day, at 2:30 p.m., or at such other time and place as the Board may previously determine, for the purpose of considering any business that may lawfully come before the meetings.

      3. Meetings may be held at any time and place without notice if all the directors are present.

      4. Special meetings of the Board may be called by either the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors or the President, on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors.

      5. Except as otherwise specifically provided by law or by the Certificate of Incorporation, 7 directors shall be requisite and shall constitute a quorum for the transaction of business, except in the case of the designation of one or more committees, when the resolution or resolutions must be passed by a majority of the whole Board. If at any meeting of the Board of Directors of the Corporation there shall be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without notice other than announcement of the adjournment at the meeting, and at such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting pursuant to the original notice.

      6. Any action taken or permitted to be taken at any meeting of the Board of Directors of the Corporation or of any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board of Directors of the Corporation or of such committee as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee.

                                  XIII. NOTICES

      1. Whenever under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail or telegram, addressed to such director or stockholder at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed or delivered to the telegraph company.

      2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation, or of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


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                                  XIV. OFFICERS

      1. The Board of Directors, as soon as may be after the election of directors in each year, shall elect a Chairman of the Board, one or more Vice-Chairman of the Board, and a President from its members and shall also elect one or more Vice-Presidents, a Secretary, a Treasurer and a Comptroller, none of whom need be a member of the Board.

      2. Any two offices (but not more than two), other than the offices of President and Secretary, may be held by the same person.

      3. The Board may from time to time elect such other officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

      4. The salaries of all officers shall be fixed by the Board.

      5. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

THE CHAIRMAN OF THE BOARD OF DIRECTORS

      6. The Chairman shall preside over the meetings of the Board of Directors.

THE VICE-CHAIRMAN OF THE BOARD OF DIRECTORS

      7. The Vice-Chairman or Vice-Chairmen of the Board of Directors shall assist the Chairman in matters relative to the general affairs of the Board and will preside over the board meeting in the absence of the Chairman. The Board shall designate the Vice-Chairman who will preside over a board meeting in the event that there is more than one Vice-Chairman present at a meeting of the Board from which the Chairman is absent.

THE CHIEF EXECUTIVE OFFICER

      8. The Chief Executive Officer shall be responsible for establishing the general and financial policies; execute bonds, deeds, and contracts in the name and on behalf of Corporation and shall also have such other powers and perform such other duties as from time may be conferred upon him by the Board of Directors.

THE PRESIDENT

      9. The President shall be the administrative officer of the Corporation and the Executive Officer in charge of the operations of the Corporation, and shall report directly to the Chairman of the Board of Directors. He shall be responsible for the administration of the business and operations of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect. He shall have general authority to execute bonds, deeds, and contracts in the name and on behalf of the Corporation, shall have the authority to cause the employment or appointment of such employees and agents of the Corporation (other than officers) as the conduct of the Corporation may require, to remove or suspend any employee or agent who shall not have been appointed by the Board of Directors or the Executive Committee, and in general may exercise all the powers generally vested in the administrative and operations officer of a corporation. In the absence of the Chairman and the Vice-Chairman of the Board of Directors he may exercise all of the powers and shall perform all of the duties of the Chairman of the Board of Directors.

THE VICE-PRESIDENTS

      10. The Vice-Presidents shall perform such duties and exercise such powers as the Board of Directors shall


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prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

      11. (a) The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the Corporation, and affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

          (b) The Assistant Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

THE TREASURER AND THE ASSISTANT TREASURERS

      12. (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

          (b) He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board of Directors, or the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

          (c) If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board to the faithful performance of the duties of his office and for the restoration to the Corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          (d) The Assistant Treasurers in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

THE COMPTROLLER AND THE ASSISTANT COMPTROLLERs

      13. (a) The Comptroller shall maintain adequate records of all assets, liabilities and transactions of the Corporation and shall audit, or cause to be audited, such records, currently and regularly. He shall, in conjunction with other officers and employees of the Corporation, and subject to the Board of Directors, initiate and enforce measures and procedures for the maximum safety, efficiency and economy of the business of the Corporation.

          (b) The Assistant Comptrollers in the order of their seniority shall, in the absence or disability of the Comptroller, perform the duties and exercise the powers of the Comptroller and shall perform such other duties as the Board of Directors shall prescribe.

                            XV. DELEGATION OF DUTIES

      1. In the absence or disability of an officer of the Corporation or in any other case that the Board of Directors may deem sufficient reason therefor, the Board of Directors may delegate for the time being any or all of the powers or duties


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of any officer to any other officer or to any director or to any other person.

                            XVI. CERTIFICATE OF STOCK

      1. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman, or the President, or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. If any stock certificate is signed (1) by a transfer agent or an assistant transfer agent or
(2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such officer may be facsimile.

                            XVII. TRANSFERS OF STOCK

      1. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                        XVIII. CLOSING OF TRANSFER BOOKS

      1. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of stock shall go into effect or for a period of not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment or rights, or to exercise the rights in respect of any such change, conversion or exchange of stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                          XIX. REGISTERED STOCKHOLDERS

      1. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the Commonwealth of Puerto Rico.

                              XX. LOST CERTIFICATE

      1. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum at it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or


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destroyed.

                                 XXI. DIVIDENDS

      1. Dividends upon the stock of the Corporation, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of stock, subject to the provisions of the Certificate of Incorporation

      2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                   XXII. SEAL

      1. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization (1938) and the works "Corporate Seal, Puerto Rico". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                               XXIII. FISCAL YEAR

      1. The fiscal year of the Corporation shall be the calendar year.

                    XXIV. VOTING SHARES IN OTHER CORPORATIONS

      1. The Corporation may vote any and all shares of stock and/or other certificates of interest held by it in any other corporation or corporations by such officer, agent or proxy as the Board of Directors may appoint or, in default of such appointment, by the President or any Vice-President.

                                 XXV. AMENDMENTS

      1. These By-Laws may be amended, altered, changed or repealed and new By-Laws adopted by the holders of a majority of the stock of the Corporation having voting power or by affirmative vote of a majority of the Board of Directors of the Corporation at any meeting the notice of which includes this purpose; provided, however, that any action with respect thereto taken by the Board of Directors of the Corporation shall be subject to the power of the holders of a majority of the stock of the Corporation having voting power to alter, amend or repeal By-Laws made by the Board of Directors; provided, however, that no change in the time or place for the election of directors shall be made within sixty days next before the day on which such election is to be held and that in case of any change in such time or place, notice thereof shall be given to each stockholder twenty days before such election is held, in person or by letter mailed to his address as shown on the books of the Corporation.



                        PUERTO RICAN CEMENT COMPANY, INC.


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                                     By-Laws






                  ADOPTED MARCH 14, 1963 WITH AMENDMENTS UP TO
                                DECEMBER 31, 1999


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